EXHIBIT 99.1
Vanguard Reports Second Quarter Results
NASHVILLE, Tenn. — February 7, 2011 — Vanguard Health Systems, Inc. (Vanguard) today announced results for the second quarter ended December 31, 2010.
Total revenues for the quarter ended December 31, 2010 were $960.6 million, an increase of $120.1 million or 14.3% from the prior year quarter. Patient service revenues increased $120.6 million from the prior year quarter. Health plan premium revenues decreased $0.5 million or 0.2% from the prior year quarter. Patient service revenues were positively impacted by Vanguard’s August 1, 2010 acquisition of West Suburban Medical Center and Westlake Hospital and its acquisition of Arizona Heart Hospital on October 1, 2010. Same hospital patient service revenues increased $25.2 million or 4.0% during the quarter ended December 31, 2010 compared to the prior year quarter.
Vanguard reported a loss from continuing operations of $1.9 million for the quarter ended December 31, 2010 compared to $19.1 million during the prior year quarter. During the quarter ended December 31, 2010, Vanguard’s net loss attributable to Vanguard Health Systems, Inc. stockholders was $5.0 million compared to $20.7 million during the prior year quarter. The prior year quarter amount included a $43.1 million impairment loss compared to $0.9 million impairment loss during the current year quarter. The provision for doubtful accounts as a percentage of patient service revenues increased to 6.8% during the quarter ended December 31, 2010 compared to 5.6% during the prior year quarter. Total uncompensated care as a percentage of acute care services segment revenues (prior to charity and uninsured revenue deductions) was 16.5% during the quarter ended December 31, 2010 compared to 15.1% during the prior year quarter.
Adjusted EBITDA for the quarter ended December 31, 2010 was $86.4 million, a 2.5% increase compared to the prior year quarter. A reconciliation of Adjusted EBITDA to net loss attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the quarters ended December 31, 2009 and 2010 is included in the attached supplemental financial information.
The consolidated operating results for the quarter ended December 31, 2010 reflect an 11.3% increase in discharges and a 14.6% increase in adjusted discharges compared to the prior year quarter. On a same hospital basis, discharges decreased 0.4% and adjusted discharges increased 2.8% during the current year quarter compared to the prior year quarter. For the quarter ended December 31, 2010, same hospital emergency room visits increased 2.7%, while same hospital inpatient surgeries and outpatient surgeries decreased 8.1% and 6.4%, respectively, compared to the prior year quarter. We continue to be impacted by weak consumer demand for elective surgeries and also have experienced continuing declines in deliveries quarter over quarter. On a same hospital basis, patient revenues per adjusted discharge increased 1.1% during the current year quarter compared to the prior year quarter.
Total revenues for the six months ended December 31, 2010 were $1,874.5 million, an increase of $214.1 million or 12.9% from the prior year period. Patient service revenues increased $198.3 million from the prior year period. Health plan premium revenues increased $15.8 million or 3.8% from the prior year period. Our Phoenix Health Plan had higher enrollment for the six months ended December 31, 2010 compared to the prior year period. Patient service revenues were positively impacted by the previously mentioned acquisitions during the six months ended December 31, 2010. Same hospital patient service revenues increased $57.0 million or 4.6% during the six months ended December 31, 2010 compared to the prior year period primarily due to a 2.5% increase in same hospital adjusted discharges and a 2.1% increase in same hospital patient revenue per adjusted discharge.

Vanguard reported income from continuing operations of $0.2 million for the six months ended December 31, 2010 compared to a $16.1 million loss from continuing operations during the prior year period. During the six months ended December 31, 2010, Vanguard’s net loss attributable to Vanguard Health Systems, Inc. stockholders was $3.8 million compared to $19.2 million during the prior year period. The provision for doubtful accounts as a percentage of patient service revenues increased to 7.1% during the six months ended December 31, 2010 compared to 5.8% during the prior year period. Total uncompensated care as a percentage of acute care services segment revenues (prior to charity and uninsured revenue deductions) was 17.0% during the six months ended December 31, 2010 compared to 16.0% during the prior year period.
Adjusted EBITDA for the six months ended December 31, 2010 was $164.1 million, a 7.1% increase compared to the prior year period. A reconciliation of Adjusted EBITDA to net loss attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the six months ended December 31, 2009 and 2010 is included in the attached supplemental financial information.
The consolidated operating results for the six months ended December 31, 2010 reflect an 9.4% increase in discharges and a 12.0% increase in adjusted discharges compared to the prior year period. On a same hospital basis, discharges were flat and adjusted discharges increased 2.5% during the current year period compared to the prior year period. For the six months ended December 31, 2010, same hospital emergency room visits increased 3.3%, while same hospital inpatient surgeries and outpatient surgeries decreased 6.0% and 5.7%, respectively, compared to the prior year period.
Cash flows from operating activities were $127.1 million for the six months ended December 31, 2010, a decrease of $22.5 million from the prior year period. This decrease was primarily due to a $40.6 million increase in net cash paid for interest and income taxes during the current year period compared to the prior year period. Cash interest payments were higher as a result of Vanguard’s comprehensive refinancing completed in January 2010 and the additional senior notes issued in July 2010.
As previously announced, effective January 1, 2011, Vanguard acquired Detroit Medical Center (DMC), which owns and operates eight hospitals in and around Detroit, Michigan with 1,734 licensed beds. Under the purchase agreement, Vanguard acquired all of DMC’s assets (other than donor restricted and certain other assets) and assumed all of its liabilities (other than its outstanding bonds and certain other liabilities). The cash purchase price was $368.1 million and was funded with cash on hand.
On January 26, 2011, Vanguard or its wholly-owned subsidiaries issued an aggregate principal amount of $350.0 million 7.750% senior notes due 2019 and $749.2 million ($444.7 million of gross cash proceeds) 10.375% senior discount notes due 2016, each in a private placement. Vanguard will pay cash interest on the senior notes on February 1 and August 1 of each year, beginning on August 1, 2011. No cash interest will accrue on the senior discount notes, but they will accrete at a rate of 10.375% per annum, compounded semi-annually on February 1 and August 1 of each year, such that the initial accreted value of $595.08 of $1,000 stated principal amount will equal the principal amount at maturity on February 1, 2016. Vanguard used the proceeds from the senior discount notes offering to pay a dividend to its equity holders and will use the proceeds from the senior notes offering for general corporate purposes, including acquisitions.
Vanguard will host a conference call for investors at 11:00 am EST on February 8, 2011. All interested investors are invited to access a live audio broadcast of the call, via webcast. The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on “Second Quarter Webcast” or at http://visualwebcaster.com/event.asp?id=75754. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com. To access the replay, click on the Latest News link on the Investor Relations page of www.vanguardhealth.com. The replay will be available via this link for one year.

Vanguard owns and operates 26 acute care and specialty hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; Detroit, Michigan and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets or to increase its presence in existing markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities Vanguard serves.
This press release contains “forward-looking statements” within the meaning of the federal securities laws which are intended to be covered by the safe harbors created thereby. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this release by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” These statements are based upon estimates and assumptions made by Vanguard’s management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to generate cash necessary to service Vanguard’s debt; weakened economic conditions and volatile capital markets; post-payment claims reviews by governmental agencies; Vanguard’s ability to successfully implement Vanguard’s business strategies; Vanguard’s ability to successfully integrate the acquisition of substantially all of the assets of The Detroit Medical Center, Westlake Hospital and West Suburban Medical Center and future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare industry; governmental regulation of the industry, including Medicare and Medicaid reimbursement levels; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; Vanguard’s ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; potential federal or state reform of healthcare, implementation of existing reform legislation and potential modifications to such legislation; future governmental investigations; Vanguard’s ability to adequately enhance its facilities with technologically advanced equipment; the availability of capital to fund Vanguard’s corporate growth strategy; potential lawsuits or other claims asserted against Vanguard; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; changes in general economic conditions; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on Vanguard’s senior management team and local management personnel; volatility of professional and general liability insurance for Vanguard and the physicians who practice at its hospitals and increases in the quantity and severity of professional liability claims; Vanguard’s ability to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and bad debts; increased costs from further government regulation of healthcare and Vanguard’s failure to comply, or allegations of Vanguard’s failure to comply, with applicable laws and regulations; the geographic concentration of Vanguard’s operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; a failure of Vanguard’s information systems would adversely impact its ability to manage its operations; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market values of Vanguard’s reporting units; volatility of materials and labor costs for potential construction projects that may be necessary for future growth; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Report on Form 8-K dated January 19, 2011.
Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Quarter ended December 31,
	2009		2010
Patient service revenues	$628.2	74.7%	$748.8	78.0%
Premium revenues	212.3	25.3	211.8	22.0

Total revenues	840.5	100.0	960.6	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation of $1.0 and $1.7, respectively)	$322.9	38.4	375.5	39.1
Health plan claims expense	170.8	20.3	164.8	17.2
Supplies	114.6	13.6	133.5	13.9
Provision for doubtful accounts	35.0	4.2	51.2	5.3
Purchased services	43.8	5.2	62.5	6.5
Non-income taxes	10.7	1.3	17.0	1.8
Rents and leases	11.0	1.3	11.7	1.2
Other operating expenses	48.4	5.8	59.7	6.2
Depreciation and amortization	34.0	4.0	38.6	4.0
Interest, net	27.6	3.3	35.1	3.7
Impairment loss	43.1	5.1	0.9	0.1
Other	1.5	0.2	2.3	0.2

Total costs and expenses	863.4	102.7	952.8	99.2

Income (loss) from continuing operations before income taxes	(22.9)	(2.7)	7.8	0.8
Income tax benefit (expense)	3.8	0.5	(9.7)	(1.0)

Loss from continuing operations	(19.1)	(2.3)	(1.9)	(0.2)
Loss from discontinued operations, net of taxes	(0.8)	(0.1)	(2.3)	(0.2)

Net loss	(19.9)	(2.4)	(4.2)	(0.4)
Less: Net income attributable to non-controlling interests	(0.8)	(0.1)	(0.8)	(0.1)

Net loss attributable to Vanguard Health Systems, Inc. stockholders	$(20.7)	(2.5)%	$(5.0)	(0.5)%

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Six months ended December 31,
	2009		2010

Patient service revenues	$1,243.8	74.9%	$1,442.1	76.9%
Premium revenues	416.6	25.1	432.4	23.1

Total revenues	1,660.4	100.0	1,874.5	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation of $2.9 and $2.9, respectively)	$635.6	38.3	730.3	39.0
Health plan claims expense	331.8	20.0	338.9	18.1
Supplies	225.4	13.6	254.5	13.6
Provision for doubtful accounts	72.2	4.3	103.0	5.5
Purchased services	90.5	5.5	113.5	6.1
Non-income taxes	24.9	1.5	33.2	1.8
Rents and leases	21.9	1.3	22.7	1.2
Other operating expenses	107.8	6.5	117.2	6.3
Depreciation and amortization	67.6	4.1	75.8	4.0
Interest, net	54.8	3.3	69.9	3.7
Impairment loss	43.1	2.6	0.9	—
Other	2.6	0.2	7.1	0.4

Total costs and expenses	1,678.2	101.1	1,867.0	99.6

Income (loss) from continuing operations before income taxes	(17.8)	(1.1)	7.5	0.4
Income tax benefit (expense)	1.7	0.1	(7.3)	(0.4)

Income (loss) from continuing operations	(16.1)	(1.0)	0.2	—
Loss from discontinued operations, net of taxes	(1.4)	(0.1)	(2.2)	(0.1)

Net loss	(17.5)	(1.1)	(2.0)	(0.1)
Less: Net income attributable to non-controlling interests	(1.7)	(0.1)	(1.8)	(0.1)

Net loss attributable to Vanguard Health Systems, Inc. stockholders	$(19.2)	(1.2)%	$(3.8)	(0.2)%

Vanguard Health Systems, Inc.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Loss Attributable to Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended		Six months ended
	December 31,		December 31,
	2009	2010	2009	2010
Net loss attributable to Vanguard Health Systems, Inc. stockholders	$(20.7)	$(5.0)	$(19.2)	$(3.8)
Interest, net	27.6	35.1	54.8	69.9
Income tax expense (benefit)	(3.8)	9.7	(1.7)	7.3
Depreciation and amortization	34.0	38.6	67.6	75.8
Non-controlling interests	0.8	0.8	1.7	1.8
Loss on disposal of assets	0.4	0.1	0.4	0.1
Equity method income	(0.3)	(0.3)	(0.5)	(0.6)
Stock compensation	1.0	1.7	2.9	2.9
Monitoring fees and expenses	1.4	1.1	2.7	2.5
Realized and unrealized losses on investments	—	0.1	—	0.1
Acquisition related expenses	—	1.3	—	5.0
Impairment loss	43.1	0.9	43.1	0.9
Discontinued operations, net of taxes	0.8	2.3	1.4	2.2

Adjusted EBITDA (1)	$84.3	$86.4	$153.2	$164.1

(1)	Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized and unrealized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment losses, pension expense and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

		(Unaudited)
	June 30,	December 31,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$257.6	$58.3
Restricted cash	2.3	3.0
Accounts receivable, net of allowance for doubtful accounts of approximately $75.6 and $87.2, respectively	270.4	321.5
Inventories	49.6	56.6
Deferred tax assets	21.9	18.1
Prepaid expenses and other current assets	119.2	83.5

Total current assets	721.0	541.0
Property, plant and equipment, net of accumulated depreciation	1,203.8	1,264.5
Goodwill	649.1	650.2
Intangible assets, net of accumulated amortization	66.0	67.7
Deferred tax assets, noncurrent	50.0	48.2
Investments in auction rate securities	19.8	15.7
Deposit for acquisition	—	368.1
Other assets	19.9	19.9

Total assets	$2,729.6	$2,975.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$194.8	$187.3
Accrued salaries and benefits	144.9	148.7
Accrued health plan claims and settlements	149.8	157.3
Accrued interest	41.4	40.5
Other accrued expenses and current liabilities	76.9	89.4
Current maturities of long-term debt and capital leases	8.2	8.3

Total current liabilities	616.0	631.5
Professional and general liability and workers compensation reserves	83.6	93.8
Other liabilities	31.6	35.4
Long-term debt and capital leases, less current maturities	1,743.8	1,959.2
Commitments and contingencies
Equity:
Vanguard Health Systems, Inc. stockholders’ equity:
Common stock	—	—
Additional paid-in capital	354.9	357.8
Accumulated other comprehensive loss	(2.5)	(0.6)
Retained deficit	(105.9)	(109.7)

Total Vanguard Health Systems, Inc. stockholders’ equity	246.5	247.5
Non-controlling interests	8.1	7.9

Total equity	254.6	255.4

Total liabilities and equity	$2,729.6	$2,975.3

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six months ended
	December 31,
	2009	2010
Operating activities:
Net loss	$(17.5)	$(2.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	1.4	2.2
Depreciation and amortization	67.6	75.8
Provision for doubtful accounts	72.2	103.0
Amortization of loan costs and accretion of principal on notes	8.7	3.9
Loss on disposal of assets	0.4	0.1
Stock compensation	2.9	2.9
Deferred income taxes	(7.7)	5.7
Acquisition related expenses	—	5.0
Impairment loss	43.1	0.9
Realized loss on investments	—	0.1
Changes in operating assets and liabilities, net of the impact of acquisitions:
Accounts receivable	(85.5)	(139.5)
Inventories	(1.8)	(1.0)
Prepaid expenses and other current assets	5.2	32.9
Accounts payable	20.6	(11.2)
Accrued expenses and other liabilities	41.4	50.5

Net cash provided by operating activities — continuing operations	151.0	129.3
Net cash used in operating activities — discontinued operations	(1.4)	(2.2)

Net cash provided by operating activities	149.6	127.1

Investing activities:
Acquisitions and related expenses	(1.5)	(457.9)
Capital expenditures	(68.4)	(79.4)
Proceeds from asset dispositions	1.4	0.1
Increase in restricted cash	(20.0)	—
Other	(0.3)	5.9

Net cash used in investing activities — continuing operations	(88.8)	(531.3)

Net cash used in investing activities	(88.8)	(531.3)

Financing activities:
Payments of long-term debt and capital leases	(3.8)	(4.1)
Proceeds from debt borrowings	—	216.6
Payments related to derivative instrument with financing element	(5.4)	—
Payments of refinancing costs and fees	—	(5.6)
Distributions paid to non-controlling interests and other	(1.8)	(2.0)

Net cash provided by (used in) financing activities	(11.0)	204.9

Net increase (decrease) in cash and cash equivalents	49.8	(199.3)
Cash and cash equivalents, beginning of year	308.2	257.6

Cash and cash equivalents, end of year	$358.0	$58.3

Net cash paid for interest	$41.9	$69.6

Net cash received for income taxes	$(13.2)	$(0.3)

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter ended December 31, 2009
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$638.6	100.0%	$—	—%	$(10.4)	$628.2
Premium revenues	—	—	212.3	100.0	—	212.3

Total revenues	638.6	100.0	212.3	100.0	(10.4)	840.5

Salaries and benefits (excludes stock compensation)	313.6	49.1	8.3	3.9	—	321.9
Health plan claims expense(1)	—	—	181.2	85.4	(10.4)	170.8
Supplies	114.5	17.9	0.1	—	—	114.6
Provision for doubtful accounts	35.0	5.5	—	—	—	35.0
Other operating expenses	105.9	16.6	8.0	3.8	—	113.9

Total operating expenses	569.0	89.1	197.6	93.1	(10.4)	756.2

Segment EBITDA(2)	69.6	10.9	14.7	6.9	—	84.3
Less:
Interest, net	27.7	4.3	(0.1)	(0.0)	—	27.6
Depreciation and amortization	32.8	5.1	1.2	0.6	—	34.0
Equity method income	(0.3)	(0.0)	—	—	—	(0.3)
Stock compensation	1.0	0.2	—	—	—	1.0
Loss on disposal of assets	0.4	0.1	—	—	—	0.4
Monitoring fees and expenses	1.4	0.2	—	—	—	1.4
Impairment loss	43.1	6.7	—	—	—	43.1

Income (loss) from continuing operations before income taxes	$(36.5)	(5.7)%	$13.6	6.4%	$—	$(22.9)

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized and unrealized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, pension expense and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Quarter ended December 31, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$759.8	100.0%	$—	—%	$(11.0)	$748.8
Premium revenues	—	—	211.8	100.0	—	211.8

Total revenues	759.8	100.0	211.8	100.0	(11.0)	960.6

Salaries and benefits (excludes stock compensation)	365.5	48.1	8.3	3.9	—	373.8
Health plan claims expense(1)	—	—	175.8	83.0	(11.0)	164.8
Supplies	133.4	17.6	0.1	—	—	133.5
Provision for doubtful accounts	51.2	6.7	—	—	—	51.2
Other operating expenses	140.7	18.5	10.2	4.8	—	150.9

Total operating expenses	690.8	90.9	194.4	91.8	(11.0)	874.2

Segment EBITDA(2)	69.0	9.1	17.4	8.2	—	86.4
Less:
Interest, net	36.0	4.7	(0.9)	(0.4)	—	35.1
Depreciation and amortization	37.5	4.9	1.1	0.5	—	38.6
Equity method income	(0.3)	(0.0)	—	—	—	(0.3)
Stock compensation	1.7	0.2	—	—	—	1.7
Loss on disposal of assets	0.1	—	—	—	—	0.1
Monitoring fees and expenses	1.1	0.1	—	—	—	1.1
Realized loss on investments	0.1	—	—	—	—	0.1
Acquisition related expenses	1.3	0.2	—	—	—	1.3
Impairment loss	0.9	0.1	—	—	—	0.9

Income (loss) from continuing operations before income taxes	$(9.4)	(1.2)%	$17.2	8.1%	$—	$7.8

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized or unrealized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, pension expense and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Six months ended December 31, 2009
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$1,264.8	100.0%	$—	—%	$(21.0)	$1,243.8
Premium revenues	—	—	416.6	100.0	—	416.6

Total revenues	1,264.8	100.0	416.6	100.0	(21.0)	1,660.4

Salaries and benefits (excludes stock compensation)	615.9	48.7	16.8	4.0	—	632.7
Health plan claims expense(1)	—	—	352.8	84.7	(21.0)	331.8
Supplies	225.3	17.8	0.1	—	—	225.4
Provision for doubtful accounts	72.2	5.7	—	—	—	72.2
Other operating expenses	227.3	18.0	17.8	4.3	—	245.1

Total operating expenses	1,140.7	90.2	387.5	93.0	(21.0)	1,507.2

Segment EBITDA(2)	124.1	9.8	29.1	7.0	—	153.2
Less:
Interest, net	55.1	4.4	(0.3)	(0.1)	—	54.8
Depreciation and amortization	65.4	5.2	2.2	0.5	—	67.6
Equity method income	(0.5)	(0.0)	—	—	—	(0.5)
Stock compensation	2.9	0.2	—	—	—	2.9
Loss on disposal of assets	0.4	—	—	—	—	0.4
Monitoring fees and expenses	2.7	0.2	—	—	—	2.7
Impairment loss	43.1	3.4	—	—	—	43.1

Income (loss) from continuing operations before income taxes	$(45.0)	(3.6)%	$27.2	6.5%	$—	$(17.8)

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized or unrealized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, pension expense and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Six months ended December 31, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$1,463.9	100.0%	$—	—%	$(21.8)	$1,442.1
Premium revenues	—	—	432.4	100.0	—	432.4

Total revenues	1,463.9	100.0	432.4	100.0	(21.8)	1,874.5

Salaries and benefits (excludes stock compensation)	710.9	48.6	16.5	3.8	—	727.4
Health plan claims expense(1)	—	—	360.7	83.4	(21.8)	338.9
Supplies	254.4	17.4	0.1	—	—	254.5
Provision for doubtful accounts	103.0	7.0	—	—	—	103.0
Other operating expenses	265.9	18.2	20.7	4.8	—	286.6

Total operating expenses	1,334.2	91.1	398.0	92.0	(21.8)	1,710.4

Segment EBITDA(2)	129.7	8.9	34.4	8.0	—	164.1
Less:
Interest, net	71.1	4.9	(1.2)	(0.3)	—	69.9
Depreciation and amortization	73.6	5.0	2.2	0.5	—	75.8
Equity method income	(0.6)	(0.0)	—	—	—	(0.6)
Stock compensation	2.9	0.2	—	—	—	2.9
Loss on disposal of assets	0.1	—	—	—	—	0.1
Monitoring fees and expenses	2.5	0.2	—	—	—	2.5
Realized loss on investments	0.1	—	—	—	—	0.1
Acquisition related expenses	5.0	0.3	—	—	—	5.0
Impairment loss	0.9	0.1	—	—	—	0.9

Income (loss) from continuing operations before income taxes	$(25.9)	(1.8)%	$33.4	7.7%	$—	$7.5

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized or unrealized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, pension expense and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Quarter ended
	December 31,
CONSOLIDATED:	2009	2010	% Change
Number of hospitals at end of period	15	18
Licensed beds at end of period	4,135	4,534
Discharges	42,037	46,803	11.3%
Adjusted discharges	72,725	83,330	14.6
Adjusted discharges — hospitals	69,022	78,948	14.4
Average length of stay	4.19	4.19	—
Patient days	176,233	195,929	11.2
Adjusted patient days	304,887	348,841	14.4
Adjusted patient days — hospitals	289,364	330,497	14.2
Patient revenue per adjusted discharge	$8,458	$8,765	3.6
Patient revenue per adjusted discharge — hospitals	$8,533	$8,836	3.6
Inpatient surgeries	9,380	9,826	4.8
Outpatient surgeries	19,143	19,488	1.8
Emergency room visits	155,818	178,198	14.4%

Charity care and uninsured discounts as a percent of acute care segment revenues (prior to these discounts)	10.2%	10.5%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	4.9%	6.0%

Net patient revenue payer mix:
Medicare	26.2%	25.8%
Medicaid	6.7	8.5
Managed Medicare	15.1	14.3
Managed Medicaid	9.2	8.5
Managed care	35.0	33.8
Commercial	1.1	1.1
Self pay	6.7	8.0

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.6%	28.2%
Medicaid	8.7	10.6
Managed Medicare	16.1	16.2
Managed Medicaid	15.6	14.4
Managed care	26.8	24.8
Commercial	0.4	0.5
Self pay	4.8	5.3

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Six Months Ended
	December 31,
CONSOLIDATED:	2009	2010	% Change
Number of hospitals at end of period	15	18
Licensed beds at end of period	4,135	4,534
Discharges	83,918	91,780	9.4%
Adjusted discharges	146,651	164,176	12.0
Adjusted discharges — hospitals	139,123	155,618	11.9
Average length of stay	4.15	4.17	0.5
Patient days	348,205	382,377	9.8
Adjusted patient days	608,506	683,996	12.4
Adjusted patient days — hospitals	577,270	648,343	12.3
Patient revenue per adjusted discharge	$8,302	$8,580	3.3
Patient revenue per adjusted discharge — hospitals	$8,384	$8,638	3.0
Inpatient surgeries	18,888	19,583	3.7
Outpatient surgeries	38,460	38,891	1.1
Emergency room visits	310,727	351,363	13.1%

Charity care and uninsured discounts as a percent of acute care segment revenues (prior to these discounts)	10.9%	10.7%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.1%	6.3%

Net patient revenue payer mix:
Medicare	25.3%	25.6%
Medicaid	7.2	8.0
Managed Medicare	14.9	14.5
Managed Medicaid	9.8	9.0
Managed care	34.9	33.9
Commercial	1.1	1.1
Self pay	6.8	7.9

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.1%	27.9%
Medicaid	8.7	10.4
Managed Medicare	16.0	15.7
Managed Medicaid	15.4	14.7
Managed care	27.3	25.3
Commercial	0.4	0.5
Self pay	5.1	5.5

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Quarter ended
	December 31,
SAME HOSPITAL (1):	2009	2010	% Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,017
Patient service revenues (in millions)	$628.2	$653.4	4.0%
Discharges	42,037	41,864	(0.4)
Adjusted discharges	72,725	74,754	2.8
Adjusted discharges — hospitals	69,022	70,808	2.6
Average length of stay	4.19	4.14	(1.2)
Patient days	176,233	173,497	(1.6)
Adjusted patient days	304,887	309,803	1.6
Adjusted patient days — hospitals	289,364	293,449	1.4
Patient revenue per adjusted discharge	$8,458	$8,552	1.1
Patient revenue per adjusted discharge — hospitals	$8,533	$8,656	1.4
Inpatient surgeries	9,380	8,618	(8.1)
Outpatient surgeries	19,143	17,910	(6.4)
Emergency room visits	155,818	160,055	2.7%

Charity care and uninsured discounts as a percent of acute care services segment revenues (prior to these discounts)	10.2%	10.8%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	4.9%	6.1%

Net patient revenue payer mix:
Medicare	26.2%	25.6%
Medicaid	6.7	7.1
Managed Medicare	15.1	15.2
Managed Medicaid	9.2	9.2
Managed care	35.0	34.7
Commercial	1.1	1.1
Self pay	6.7	7.1

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.6%	27.6%
Medicaid	8.7	8.6
Managed Medicare	16.1	17.5
Managed Medicaid	15.6	15.5
Managed care	26.8	25.6
Commercial	0.4	0.5
Self pay	4.8	4.7

Total	100.0%	100.0%

(1)	Same hospital results exclude those facilities that were not part of Vanguard for the full quarters of both years.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Six Months Ended
	December 31,
SAME HOSPITAL (1):	2009	2010	% Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,017
Patient service revenues (in millions)	$1,243.8	$1,300.8	4.6%
Discharges	83,918	83,869	(0.1)
Adjusted discharges	146,651	150,342	2.5
Adjusted discharges — hospitals	139,123	142,376	2.3
Average length of stay	4.15	4.13	(0.5)
Patient days	348,205	346,473	(0.5)
Adjusted patient days	608,506	621,081	2.1
Adjusted patient days — hospitals	577,270	588,173	1.9
Patient revenue per adjusted discharge	$8,302	$8,473	2.1
Patient revenue per adjusted discharge — hospitals	$8,384	$8,554	2.0
Inpatient surgeries	18,888	17,746	(6.0)
Outpatient surgeries	38,460	36,253	(5.7)
Emergency room visits	310,727	320,935	3.3%

Charity care and uninsured discounts as a percent of acute care services segment revenues (prior to these discounts)	10.9%	10.8%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.1%	6.1%

Net patient revenue payer mix:
Medicare	25.3%	25.1%
Medicaid	7.2	7.2
Managed Medicare	14.9	15.1
Managed Medicaid	9.8	9.5
Managed care	34.9	35.0
Commercial	1.1	1.0
Self pay	6.8	7.1

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.1%	27.4%
Medicaid	8.7	8.7
Managed Medicare	16.0	16.8
Managed Medicaid	15.4	15.6
Managed care	27.3	26.0
Commercial	0.4	0.4
Self pay	5.1	5.1

Total	100.0%	100.0%

(1)	Same hospital results exclude those facilities that were not part of Vanguard for the full six-month periods of both years.

Contact:	Vanguard Health Systems, Inc. Gary Willis Senior Vice President and Chief Accounting Officer (615) 665-6098